Exhibit 10.3
Voluntary Separation Program Arrangements
with Mr. John F. Gaul
     For information related to the voluntary separation program arrangements with Mr. John F. Gaul, please refer to the information set forth in the Company’s Current Report on Form 8-K filed on September 22, 2008.